ING [Logo]





                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Golden American Life Insurance Company ("Golden American"), constitute and appoint, Kimberly J. Smith and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following Golden American registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

o Post-Effective Amendment No. 15 to Golden American's Registration Statement on Form N-4 (No. 333-28769; 811-5626) for registration of Contracts under Separate Account B.

o Pre-Effective Amendment No. 1 to Golden American's Registration Statement on Form S-1 (No. 333-76150) for registration of fixed account interests.


Signature                          Title                             Date
---------                          -----                             ----
/s/ Robert C. Salipante      Director and Chief Executive      February 01, 2002
-----------------------       Officer
Robert C. Salipante

/s/Wayne R. Huneke           Director, Senior Vice President   February 02, 2002
-----------------------       and Chief Financial Officer
Wayne R. Huneke

/s/Thomas J. McInerney       Director                          February 04, 2002
-----------------------
Thomas J. McInerney

/s/Phillip R. Lowery         Director                          February 02, 2002
-----------------------
Phillip R. Lowery

/s/Mark A. Tullis            Director                          February 05, 2002
-----------------------
Mark A. Tullis


1475 Dunwoody Drive                      ING Investments Products
West Chester, PA  19380-1478             distributed by Directed Services, Inc.,
                                         member NASD
110542